Exhibit 16.2

Sherb & Co., LLP
Certified Public Accountants
1900 NW Corporate Blvd.
Boca Raton, Florida 33433
Telephone (561) 886-4200

August 14, 2006

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Re: iPhone2, Inc.

Dear Sir or Madam:

We have read Item 4 of the Form 8-KA of iPhone2, Inc. dated August 14, 2006, and agree with the statements regarding our firm. We have no basis to agree or disagree with other statements made by the Registrant therein.

/s/ Sherb & Co., LLP

Sherb & Co., LLP
Certified Public Accountants